UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2019, Akoustis Technologies, Inc. (the “Company”) executed a price quotation (the “Quotation”) pursuant to which it purchased a semiconductor lithography system (the “System”), which will be used to pattern wafers for use in the production of the Company’s radio frequency filter products, from ASML US, LLC (“ASML”) for an undisclosed purchase price (the “Purchase Price”), for which confidential treatment will be requested as described more fully below. ASML will be responsible for the costs of shipment. The Purchase Price includes the cost of installation and standard warranty coverage.

The Company will remit 50% of the Purchase Price, as required by the terms and conditions of the Quotation, and the Company expects to satisfy the remainder of the Purchase Price with either cash on hand and/or through debt financing. An additional 40% of the Purchase Price will be due upon shipment of the System, but no later than 30 days after the shipment, which is expected to occur in the fourth quarter of 2019. The final 10% of the Purchase Price will be due upon acceptance of the System, but no later than 30 days after acceptance or 90 days after shipment, whichever occurs first. Failure by the Company to timely make payments under the Quotation will cause interest to accrue on overdue amounts at a rate equal to 1.5% per month and entitle ASML to repossess the System.

Performance of the System is required to be demonstrated to mutually agreed and defined performance specifications. The System will be subject to an on-site acceptance test to prove that it meets the agreed specifications. In addition, ASML is required to indemnify the Company against certain third party infringement claims arising from the sale or use of the System.

The Company expects to file the Quotation as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2019, and intends to seek confidential treatment for certain terms and provisions of the Quotation. The foregoing description of the Quotation is qualified in its entirety by reference to the text of the Quotation, once filed.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are intended to be covered by the “safe harbor” created by those sections. Such forward-looking statements include, but may not be limited to, statements regarding the timing of the shipment of the System and the Company's payment of the Purchase Price. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management's current beliefs, expectations and assumptions and are subject to risks and uncertainties. These and other risks and uncertainties are described in more detail in the Part I, Item 1A - Risk Factors of the Company's most recent Annual Report on Form 10-K. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this report speak only as of the date hereof and, except as required by law, the Company undertakes no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this report to conform these statements to new information, actual results or to changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.
Date: January 17, 2019	By:	/s/ Kenneth Boller
	Name:	Kenneth Boller
	Title:	Interim Chief Financial Officer